News Release CONTACT: Frank Cesario PHONE: 847-391-9492 INTERNET: iscoir@iscointl.com

ISCO INTERNATIONAL ANNOUNCES COURT RULINGS IN PATENT

LITIGATION APPEAL PROCESS

Elk Grove Village, IL (February 4, 2005) – ISCO International, Inc. (AMEX: ISO), a leading supplier of interference-control solutions for the wireless telecommunications industry, announces rulings in the patent litigation with Superconductor Technologies, Inc., et. al (STI). ISCO filed patent infringement claims during 2001 that have since been litigated in the Trial Court and now the Appellate Court.

On February 3, 2005, the Appellate Court issued rulings on the appeals filed by both parties related to the 2003 jury trial and subsequent Trial Court decision. The Appellate Court did not change the decision of the Trial Court – concluding that it was within the jury’s authority to have determined the patent to be invalid and unenforceable. The Appellate Court further sided with the Trial Court in denying all of the Defendants’ claims of unfair competition. Neither party owes the other as a result of this decision.

“While ISCO continues to believe this was a properly issued, valid, and enforceable patent,” stated Mr. John Thode, President and CEO of ISCO, “we understand and appreciate that it is difficult to overturn a jury verdict. The loss of this patent should have no impact on our sales and activities today, particularly for our ANF™ and RF²™ product families. This result merely affirms the ability of any entity to sell the cryogenic receiver front-end (“CRFE”) solutions covered by the patent. Our newer, state of the art, solid-state ANF and RF² product families are well-positioned to provide exceptional value to customers, and thus effectively compete against other products in the marketplace, CRFE or otherwise.”

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain “forward-looking statements” that reflect the Company’s current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company’s ability to obtain current financing to sustain operations, market acceptance of the Company’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company’s ability to obtain additional financing in the future; the Company’s history of net losses and the lack of assurance that the Company’s earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company’s ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

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